Exhibit 99.1

Performant Financial Corporation Announces Financial Results for Third Quarter 2013
Livermore, California, November 7, 2013—Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its fiscal third quarter ended September 30, 2013:
Third Quarter Financial Highlights -

•	Revenues of $76.8 million, year-over-year growth of 43.8%

•	Adjusted EBITDA of $31.7 million, compared to $18.3 million in the prior year period

•	Net income of $15.5 million, resulting in earnings per diluted share of $0.31, compared to net income of $6.4 million or $0.13 per fully diluted share in the prior year period

•	Adjusted net income of $16.6 million, resulting in adjusted earnings per diluted share of $0.34, compared to adjusted net income of $8.1 million or $0.17 in the prior year period

Fiscal 2013 Third Quarter Results

Student Lending revenues represented 56.5% of total revenues and grew 31.5% during the third quarter to $43.4 million from $33.0 million in the prior year period. Student Loan Placement Volume (defined below) during the quarter totaled $2.1 billion, an increase of 63.7% compared to the prior year period.

Healthcare revenues increased 109.6% during the third quarter to $28.3 million from $13.5 million in the prior year period. The third quarter benefitted from the automated processing of claims involving PIP providers, which contributed approximately $10.0 million to revenues. Our Net Claim Recovery Volume (defined below) during the quarter was $251.3 million, compared to $119.1 million in the prior year period.

Other revenues during the third quarter were $5.1 million.

As of September 30, 2013, the Company had cash and cash equivalents of approximately $69.6 million.

Lisa Im, Performant Financial’s Chief Executive Officer said, “Our third quarter performance was stronger than anticipated. The favorable timing of over $2.1 billion in loan placements that we received late in 2012 benefitted our Student Lending business. We also saw strong results in our Healthcare business, as we reported Net Claim Recovery Volume in the third quarter that exceeded what we reported for the first two quarters of 2013 combined. Although there continues to be uncertainty related to the timing of pending CMS and Department of Education contract awards and our Medicare audit activities are restricted in the near-term as a result of contract transition procedures implemented by CMS, we are confident in our position and we are continuing our efforts to evolve and expand our business overall.”

Business Outlook

Following the strong third quarter, the Company is revising its 2013 full year revenue forecast to $253 - $257 million up from our previous estimate of $247 - $252 million.

Terms used in this Press Release

Student Loan Placement Volume refers to the dollar volume of defaulted student loans first placed with us during the specified period by public and private clients for recovery. Placement Volume allows us to measure and track trends in the amount of inventory our clients in the student lending market are placing with us during any period. The revenue associated with the recovery of a portion of these loans may be recognized in subsequent accounting periods, which assists management in estimating future revenues and in allocating resources necessary to address current Placement Volumes.

Net Claim Recovery Volume refers to the dollar volume of improper Medicare claims that we have recovered for CMS during the applicable period net of any amount that we have reserved to cover appeals by healthcare providers. We are paid recovery fees as a percentage of this recovered claim volume. We calculate this metric by dividing our claim recovery revenue by our Claim Recovery Fee Rate (the weighted-average percentage of our fees compared to amounts recovered by CMS). This metric shows trends in the volume of improper payments within our region and allows management to measure our success in finding these improper payments, over time.

Earnings Conference Call
The Company will hold a conference call to discuss its third quarter results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed over the Internet from the Company's Investor Relations website at investors.performantcorp.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications. The conference call is also available by dialing 877-407-9039 (domestic) or 201-689-8470 (international) and entering passcode 10000620. Participants should ask for the Performant Financial third quarter earnings conference call.

A replay of the live conference call will be available beginning approximately three hour after the call. The replay will be available on the Company's website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 10000620. The telephonic replay will be available until 11:59 pm (Eastern Time), November 14, 2013

Interested investors and other parties may also listen to a simultaneous webcast of the live conference call by logging onto the Investor Relations section of the Company's website at investors.performantcorp.com. The on-line replay will be available on the website immediately following the call.

About Performant Financial Corporation
Performant Financial Corporation is a leading provider of technology-enabled recovery and related analytics services. The Company’s services help identify and recover delinquent or defaulted assets and improper payments for various government, healthcare and financial services markets in the United States. The Company was founded in 1976 and is headquartered in Livermore, California.

Note Regarding Use of Non-GAAP Financial Measures
In this press release, to supplement our consolidated financial statements, the company presents adjusted EBITDA and adjusted net income. These measures are not in accordance with generally accepted accounting principles (GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income to net income determined in accordance with GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including estimates of our expected revenues and adjusted EBITDA for 2013 and the effects of contract transition procedures on our 2013 revenues. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from those expressed in or implied by the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the high level of revenue concentration among our five largest customers, that many of our customer contracts are not exclusive and do not provide for committed business volumes, that we face significant competition in all of our markets, that the U.S. federal government accounts for a significant portion of our revenues, that future legislative and regulatory changes may have significant effects on our business, failure of our or third parties’ operating systems and technology infrastructure could disrupt the operation of our business and the threat of breach of our security measures or failure or unauthorized access to confidential data that we possess . More information about potential factors that could affect the Company’s financial condition and operating results or the results expressed in or implied by any forward-looking statements is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Report on Form 10-K for the year ended December 31, 2012 filed with the SEC. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$69,554	$37,843
Trade accounts receivable, net of allowance for doubtful accounts of $53 and $65, respectively and estimated allowance for appeals of $1,997 and $1,199, respectively	30,593	23,044
Deferred income taxes	6,331	3,798
Prepaid expenses and other current assets	2,756	2,876
Debt issuance costs, current portion	1,073	1,125
Total current assets	110,307	68,686
Property, equipment, and leasehold improvements, net	24,323	20,669
Identifiable intangible assets, net	33,445	36,244
Goodwill	81,572	81,572
Debt issuance costs, net	3,049	3,844
Other assets	613	730
Total assets	$253,309	$211,745
Liabilities and Stockholders’ Equity
Liabilities:
Current liabilities:
Current maturities of notes payable	$10,763	$11,040
Accrued salaries and benefits	10,537	9,288
Accounts payable	1,799	1,403
Other current liabilities	6,461	8,252
Income taxes payable	6,229	430
Deferred revenue	—	2,187
Estimated liability for appeals	12,697	4,378
Total current liabilities	48,486	36,978
Notes payable, net of current portion	125,232	136,729
Deferred income taxes	12,660	11,271
Other liabilities	1,898	2,694
Total liabilities	188,276	187,672
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at September 30, 2013 and December 31, 2012; issued and outstanding 48,159 and 45,392 shares at September 30, 2013 and December 31, 2012, respectively	4	4
Additional paid-in capital	48,460	35,970
Retained earnings (deficit)	16,569	(11,901)
Total stockholders’ equity	65,033	24,073
Total liabilities and stockholders’ equity	$253,309	$211,745

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$76,808	$53,400	$195,326	$154,099
Operating expenses:
Salaries and benefits	25,060	21,003	72,942	59,426
Other operating expenses	23,563	18,240	65,314	53,053
Total operating expenses	48,623	39,243	138,256	112,479
Income from operations	28,185	14,157	57,070	41,620
Debt extinguishment costs	—	—	—	(3,679)
Interest expense	(2,863)	(3,175)	(8,752)	(9,329)
Interest income	—	2	—	64
Income before provision for income taxes	25,322	10,984	48,318	28,676
Provision for income taxes	9,868	4,601	19,848	11,698
Net income	$15,454	$6,383	$28,470	$16,978
Accrual for preferred stock dividends	—	—	—	2,038
Net income available to common shareholders	$15,454	$6,383	$28,470	$14,940
Net income per share attributable to common shareholders
Basic	$0.32	$0.14	$0.60	$0.34
Diluted	$0.31	$0.13	$0.58	$0.32
Weighted average shares
Basic	48,050	44,337	47,247	43,519
Diluted	49,556	47,811	49,315	47,164

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2013	2012
Net income	$28,470	$16,978
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of asset	1	52
Depreciation and amortization	7,840	7,002
Write-off of unamortized debt issuance costs	—	335
Deferred income taxes	(1,144)	173
Stock-based compensation	2,196	883
Interest expense from debt issuance costs and amortization of discount note payable	939	946
Interest income on notes receivable from stockholders	—	(57)
Changes in operating assets and liabilities:
Trade accounts receivable	(7,549)	(4,734)
Prepaid expenses and other current assets	120	841
Income tax receivable	—	(800)
Other assets	117	(12)
Accrued salaries and benefits	1,249	(794)
Accounts payable	396	1,518
Other current liabilities	(1,791)	(1,262)
Income taxes payable	5,799	(470)
Deferred revenue	(2,187)	285
Estimated liability for appeals	8,319	3,205
Other liabilities	(137)	306
Net cash provided by operating activities	42,638	24,395
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(8,697)	(7,355)
Purchase of perpetual software license and computer equipment	—	(837)
Net cash used in investing activities	(8,697)	(8,192)
Cash flows from financing activities:
Borrowing under notes payable	—	156,000
Borrowing under line of credit	—	4,500
Redemption of preferred stock	—	(60,286)
Repayment of notes payable	(11,774)	(100,656)
Repayment of line of credit	—	(12,698)
Debt issuance costs paid	—	(3,061)
Proceeds from exercise of stock options	1,653	137
Proceeds from issuance of stock	—	12,844
Receipt from stockholder	—	2,323
Payment to stockholders	—	(1,761)
Purchase of treasury stock	—	(1,225)
Income tax benefit from employee stock options	8,641	380
Payment of purchase obligation	(750)	(500)
Net cash used in financing activities	(2,230)	(4,003)
Net increase in cash and cash equivalents	31,711	12,200
Cash and cash equivalents at beginning of period	37,843	20,004
Cash and cash equivalents at end of period	$69,554	$32,204
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$6,552	$12,415
Cash paid for interest	$7,796	$8,358
Cash paid as debt extinguishment	$—	$3,344
Supplemental disclosure of non-cash investing and financing activities:
Obligation payable to sellers of perpetual license	$—	$3,250
Issuance of common stock as part of debt issuance costs	$—	$2,796

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, Except Per Share amount)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of Adjusted Earnings Per Diluted Share:
Net income	$15,454	$6,383	$28,470	$16,978
Less: Accrual for preferred dividends	—	—	—	(2,038)
Net income available to common stockholders	15,454	6,383	28,470	14,940
Plus: Accrual for preferred dividends	—	—	—	2,038
Plus: Adjustment items per reconciliation of adjusted net income	1,193	1,764	5,242	6,514
Adjusted net income	$16,647	$8,147	$33,712	$23,492
Adjusted Earnings Per Diluted Share	$0.34	$0.17	$0.68	$0.50
Diluted avg shares outstanding	49,556	47,811	49,315	47,164

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Adjusted EBITDA:
Net income	$15,454	$6,383	$28,470	$16,978
Provision for income taxes	9,868	4,601	19,848	11,698
Interest expense	2,863	3,175	8,752	9,329
Interest income	—	(2)	—	(64)
Debt extinguishment costs (1)	—	—	—	3,679
Secondary offering expense (2)	—	—	2,893	—
Depreciation and amortization	2,702	2,445	7,840	7,002
Non-core operating expenses (3)	—	—	—	47
Advisory fee (4)	—	932	—	2,641
Stock based compensation	774	734	2,196	883
Adjusted EBITDA	$31,661	$18,268	$69,999	$52,193

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Adjusted Net Income:
Net income	$15,454	$6,383	$28,470	$16,978
Debt extinguishment costs (1)	—	—	—	3,679
Secondary offering expense (2)	—	—	2,893	—
Non-core operating expenses (3)	—	—	—	47
Advisory fee (4)	—	931	—	2,640
Stock based compensation	774	734	2,196	883
Amortization of intangibles (5)	933	932	2,799	2,741
Deferred financing amortization costs (6)	281	344	848	865
Tax adjustments (7)	(795)	(1,177)	(3,494)	(4,341)
Adjusted Net Income	$16,647	$8,147	$33,712	$23,492

(1) Represents debt extinguishment costs comprised of approximately $3.3 million of fees paid to lenders in connection with our new credit facility and approximately $0.3 million of unamortized debt issuance costs in connection with our old credit facility.
(2) Represents direct and incremental costs associated with the Company's secondary offerings in February and April 2013.
(3) Represents costs related to strategic corporate development activities.
(4) Represents expenses incurred under an advisory services agreement with Parthenon Capital Partners, which was terminated in April 2012, and the August 2012 expense of $0.9 million associated with a payment to a financial advisor as part of the Company's IPO.
(5) Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance our analytics capabilities.
(6) Represents amortization of capitalized financing costs related to debt offerings conducted in 2009, 2010, and 2012.
(7) Represents tax adjustments assuming a marginal tax rate of 40%.